UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2010

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma		73102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

SandRidge Energy, Inc. (the “Company”) has elected to change the record keeper for the SandRidge Energy, Inc. 401(k) Plan (the “Plan”). As a result of this change, there will be a blackout period in which Plan participants will be temporarily unable to (i) obtain a loan under the Plan, (ii) obtain a distribution from the Plan, or (iii) change existing investment elections or execute a fund transfer. The blackout period is expected to begin on November 17, 2010 and end during the week of December 20, 2010 (the “Blackout Period”). The Company received the notice of the Blackout Period required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 on October 15, 2010.

On October 15, 2010, the Company sent a notice of the Blackout Period (the “Blackout Period Notice”) to the members of its Board of Directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission Rule 104 of Regulation BTR informing them that during the Blackout Period they would be prohibited from purchasing and selling shares of the Company’s common stock (including derivative securities pertaining to such shares) that they acquired in connection with their service or employment as a director or executive officer of the Company.

The Blackout Period Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference. During the Blackout Period and for a period of two years after the Blackout Period has ended, interested parties may obtain, without charge, information regarding the beginning and ending dates of the Blackout Period by contacting SandRidge Energy, Inc. Attention: Corporate Secretary, 123 Robert. S. Kerr Avenue, Oklahoma City, Oklahoma 73102 (telephone (405) 429-5500).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Notice to Directors and Executive Officers Regarding 401(k) Plan Blackout Period and Trading Restrictions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: October 21, 2010	By:	/S/ DIRK M. VAN DOREN
Dirk M. Van Doren
Executive Vice President and Chief Financial Officer

Exhibit Index

No.	Description

99.1	Notice to Directors and Executive Officers Regarding 401(k) Plan Blackout Period and Trading Restrictions.